CAUSE NO. D-1-GN-13-003230

IN RE ACTIVE POWER, INC. SHAREHOLDER DERIVATIVE LITIGATION	§ § § § § § §	IN THE DISTRICT OF TRAVIS COUNTY, TEXAS 98th JUDICIAL DISTRICT

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL RECORD OR BENEFICIAL OWNERS OF COMMON STOCK OF ACTIVE POWER, INC. AS OF JANUARY 30, 2015:
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.
THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION (THE "ACTION") AND CLAIMS ASSERTED ON BEHALF OF ACTIVE POWER, INC. ("ACTIVE POWER" OR THE "COMPANY").
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF ACTIVE POWER WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE
This Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the "Notice") is provided to Active Power stockholders pursuant to the efforts of the parties to the Action to gain the Court’s approval, as required by applicable Texas law, of the proposed settlement of the Action as described herein. This is not a solicitation from a lawyer.
The purpose of this Notice is to advise you that, pursuant to the Court's Preliminary Approval Order, a hearing will be held on May 12, 2015 at 9:00 a.m., before the Travis County District Court, in the courtroom as posted that day, at the Travis County Civil Courthouse, 1000 Guadalupe, 5th Floor, Austin, Texas 78701 (or at such a date and time as the Court may direct without further notice) (the "Settlement Hearing") to determine whether: (i) the terms of a proposed settlement (the "Settlement") of this Action are fair, reasonable, and adequate, and in the best interests of Active Power; (ii) the amount of attorneys’ fees and expenses to Petitioner’s Counsel, as described below, are fair and reasonable; and (iii) the incentive award to Petitioner, as described below, should be approved.
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1 The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation of Settlement (the "Stipulation") dated January 30, 2015, which is available on the websites of Petitioner's Counsel at www.johnsonandweaver.com and the website of Active Power at http://ir.activepower.com/phoenix.zhtml?c=122065&p=irol-irhome.

The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation. You have an opportunity to be heard at this hearing.
The Court has not determined the merits of Petitioner’s claims or Defendants’ defenses. By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted by any party in this Action.

BACKGROUND OF THE ACTION
On September 13, 2013, Petitioner Hiroshi Okumura (“Petitioner”) filed a shareholder derivative petition (the “Petition”) in the Court, captioned Okumura v. Almgren et al, Cause No. D-1-GN-13-003230 (the “Okumura Action”), on behalf of Active Power and against Active Power’s Board of Directors and certain officers of Active Power (collectively, the “Individual Defendants”). The Petition alleges that, from approximately April 30, 2013 through September 5, 2013, the Individual Defendants issued or authorized the issuance of materially false or misleading statements regarding a purported strategic partnership between Active Power and Digital China Information Service Company Limited “Digital China”). On September 5, 2013, however, Active Power, through a press release, revealed that it did not have a strategic partnership with Digital China as previously announced. The Petition alleged that the Individual Defendants breached their fiduciary duties owed to Active Power and its shareholders by issuing or authorizing the issuance of materially false or misleading statements regarding its purported relationship with Digital China and by failing to implement, maintain, or follow adequate internal controls to ensure that the information disclosed about Active Power’s purported relationship with Digital China was accurate. Based on these allegations, the Petition asserted claims for breach of fiduciary duty and unjust enrichment against the Individual Defendants.
On October 14, 2013, another Active Power Shareholder filed a shareholder petition in the Court, captioned Shaev IRA v. Milner et al., Cause No. D-1-GN-13-003557 (the “Shaev IRA Action”). Subsequently, the Court entered an Order consolidating the Okumura Action and Shaev IRA Action into one action, consolidating the actions as In re Active Power, Inc. Shareholder Derivative Litigation, Cause No. D-1-GN-13-003230 (Tx. Dist. Ct. - Travis Cnty., 98th Judicial District). On September 18, 2014, the Court entered an order appointing Hiroshi Okumura as lead plaintiff in the Action and appointing Johnson & Weaver, LLP as lead counsel for plaintiffs in the Action.
On September 23, 2014, the Settling Parties engaged in extensive arm's-length negotiations with the assistance and involvement of the Mediator, which resulted in the Settling Parties reaching an agreement-in-principle to settle the Action based on the terms and conditions set forth in the Stipulation (the "Settlement").
TERMS OF THE SETTLEMENT
The Individual Defendants have caused their insurer to pay to Active Power the amount of $1.5 million, which was used to settle the Securities Class Action.
Further, as a result of the filing, prosecution, and settlement of the Action, Active Power shall, within thirty calendar days after the Judgment becomes Final, formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in paragraphs 2.2 and 2.3 of the Stipulation for a period of not less than three years (the "Corporate Governance Reforms"). The full text of the Corporate Governance Reforms are set forth in Exhibit A and Exhibit B to the Stipulation, which may be found at http://ir.activepower.com/phoenix.zhtml?c=122065&p=irol-irhome and www.johnsonandweaver.com. Active Power and the Individual Defendants further acknowledge that the filing and prosecution of the Action was a substantial and material factor in the decision to adopt certain corporate governance reforms that were implemented at the Company after the filing of the Action.

The Corporate Governance Reforms include: (i) the creation by the company of a disclosure committee, which shall be tasked to review, monitor, and assist Active Power’s Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility for the oversight of the accuracy and timeliness of disclosures made by the Company to the holders of its securities or to the investment community; (ii) the adoption and implementation by the Company of a new anti-corruption policy for engaging third-party agents and distributors; and (iii) the revision and adoption of changes to the Company’s Code of Conduct and Ethics implementing a new due diligence policy and process for the Company’s engagement of third party representatives or agents.

The Settlement calls for Petitioner (on behalf of himself, all Active Power shareholders and, derivatively, on behalf of Active Power) to release all Released Claims against the Released Persons, as defined in the Stipulation. The term "Released Claims" collectively means any and all claims, rights, and causes of action, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims, that have been asserted or could have been asserted by Petitioner or any other shareholder of Active Power derivatively on behalf of Active Power against the Released Persons in the complaints filed in the Action arising from or relating to the facts, events, transactions, acts, disclosures, statements, omissions or failures to act, or any other circumstance alleged by Petitioner.

PETITIONER’S COUNSEL'S POSITION CONCERNING SETTLEMENT

Petitioner believes that the Action has substantial merit, and Petitioner’s entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Petitioner and Petitioner’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Petitioner’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.
Based on Petitioner’s Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Petitioner’s Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Active Power and its shareholders. Based upon Petitioner’s Counsel's evaluation, Petitioner has determined that the Settlement is in the best interests of Active Power and Current Active Power Shareholders and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

DEFENDANTS' POSITION CONCERNING SETTLEMENT
The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Petitioner, Active Power, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. The Individual Defendants and Active Power are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, the Individual Defendants and Active Power acknowledge that the Settlement confers substantial benefits on Active Power and is fair, reasonable, adequate, and in the best interests of Active Power and its shareholders.
ATTORNEYS' FEES AND EXPENSES OF PETITIONERS' COUNSEL
AND INCENTIVE AWARDS FOR PETITIONERS
Petitioner’s Counsel have not received any payment for their work in connection with the Action, nor have they been reimbursed for out-of-pocket expenses. After negotiating the substantive terms of the Settlement, the Parties discussed a fair and reasonable sum to be paid to Petitioner’s Counsel for their attorneys' fees and expenses. In recognition of the substantial benefits conferred upon Active Power as a direct result of the prosecution and Settlement of the Action, and as subject to Court approval, Petitioner’s Counsel shall receive $250,000 in attorneys’ fees and expenses.
In addition, Petitioner’s Counsel may apply to the Court for an incentive award of up to $2,000 for Petitioner, only to be paid upon Court approval, in recognition of Petitioner’s participation and effort in the prosecution of the Action (the “Incentive Award”). The Incentive Award, if approved by the Court, shall be paid to Petitioner from the attorneys’ fees and expenses.
NOTICE OF HEARING ON PROPOSED SETTLEMENT
A Settlement Hearing will be held on May 12, 2015 at 9:00 a.m., before this Court, in the courtroom as posted that day, at the Travis County Civil Courthouse, 1000 Guadalupe, 5th Floor, Austin, Texas 78701 (or at such a date and time as the Court may direct without further notice), for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to Active Power and its shareholders, including Petitioner; (b) whether the Judgment should be entered dismissing the Action with prejudice and releasing the Released Persons from the Released Claims; (c) whether the payment of Petitioner’s Counsel's Fee and Expense Amount and Petitioner’s Incentive Award should be approved; and (d) any other matters that come before the Court.
The Court may adjourn the Settlement Hearing by oral announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee and Expense Amount and Petitioner’s Incentive Award without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING
Any Active Power shareholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fee and Expense Amount or Petitioner’s Incentive Award should not be awarded. To object, the shareholder must: (a) file a written objection, stating the case name and number In re Active Power, Inc. Shareholder Derivative Litigation, Cause No. D-1-GN-13-003230 (Tx. Dist. Ct. - Travis Cnty., 98th Judicial District) and stating all reasons for the objection; (b) give proof of current ownership of Active Power stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objections; and (d) identify any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years. Any written objections shall be filed with Clerk of the Court at least fourteen (14) calendar days prior to the Settlement Hearing, at the below address:

CLERK OF THE COURT
Travis County Civil Courthouse
1000 Guadalupe
Austin, Texas 78701

and copies of such objections shall be served at the same time upon the following by first-class mail:

Counsel for Plaintiff:	Counsel for Defendants:
Frank J. Johnson Nathan R. Hamler JOHNSON & WEAVER, LLP 110 West A Street, Suite 750 San Diego, CA 92101 Telephone: (619) 230-0063 Facsimile: (619) 255-1856	Paul R. Bessette Michael J. Biles KING & SPALDING, LLP 401 Congress Ave., Suite 3200 Austin, Texas 78701 Telephone: (512) 457-2002 Facsimile: (512) 457-2100

Any Active Power shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection.

Any Active Power shareholder who does not make his, her, or its objection in the manner provided in the preceding Paragraph of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee and Expense Amount or Incentive Award.

CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) approval of the Settlement by the Court following notice to Active Power shareholders, as set forth in paragraphs 3.3-3.4 of the Stipulation, and a hearing as required by Tex. Bus. Org. Code § 21.560(a); (b) entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed to the Stipulation, approving the Settlement, without awarding costs to any party, except as provided herein; (c) the payment of the Fee and Expense Amount in accordance with paragraphs 4.1-4.2 of the Stipulation; and (d) the passing of the date upon which the Judgment becomes Final. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of September 23, 2014.
FURTHER INFORMATION
Further information regarding the Action and this Notice may be obtained by writing Petitioner’s Counsel: Frank J. Johnson & Nathan R. Hamler, Johnson & Weaver, LLP, 110 West A Street, Suite 750, San Diego, California 92101.

The pleadings and other records of the Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, Travis County Civil Courthouse, 1000 Guadalupe, Austin, Texas 78701. Additionally, the Stipulation, this Notice and certain other settlement related documents may be examined at http://ir.activepower.com/phoenix.zhtml?c=122065&p=irol-irhome and www.johnsonandweaver.com.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK'S OFFICE REGARDING THIS NOTICE.